Exhibit 99.1

DayStar Technologies Announces 2011 Second Quarter Financial Results

Continues Discussions With Strategic Investors

Milpitas, CA, August 15, 2011 – DayStar Technologies, Inc. (Nasdaq: DSTI), a developer of solar photovoltaic products based on CIGS thin-film deposition technology, announced financial results for its second quarter ended June 30, 2011.

Net loss for the second quarter of 2011 was $1.1 million or $0.12 per share, compared with a net loss of $12.2 million or $2.97 per share in the second quarter of 2010. The per share losses were calculated on the weighted average common shares outstanding of 8.9 and 4.1 million for the second quarter ended June 30, 2011 and 2010, respectively.

Research and development expenses for the second quarter of 2011 were $0.2 million compared with $2.6 million in the second quarter of 2010. Selling, general and administrative expenses for the second quarter of 2011 were $0.5 million compared with $1.1 million in the second quarter of 2010. The decreases in both research and development expenses and selling, general and administrative expenses reflect the significant cost savings measures implemented by the Company during the past year. Additionally, the second quarter net loss in the prior year included restructuring charges of $7.8 million related to impairment charges on leasehold improvements and certain manufacturing equipment when the Company exited its manufacturing facility in Newark, California.

DayStar Chairman and Interim CEO, Peter Lacey, commented, “We continue discussions with potential strategic investors with the objective of enhancing shareholder value.”

The balance sheet as of June 30, 2011, and the statement of operations for the three months and six months ended June 30, 2011, is attached as exhibits to this press release.

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is engaged in the development, manufacturing and marketing of solar photovoltaic products based upon CIGS thin film deposition technology. For more information, visit the DayStar website at www.daystartech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding our business that are not historical facts may be considered “forward-looking statements.” The forward-looking statements in this press release are based on information available at the time the statements are made and management’s belief as of that time with respect to future events and involve substantial risks and uncertainties that could cause actual results and outcomes to be materially different. Such forward–looking statements include statements regarding the expected benefits of restructuring measures and prospective fundraising and potential strategic partnership efforts. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause our results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties include our ability to raise substantial additional capital in the short term, our ability to achieve favorable outcomes in pending litigation, our ability to continue our business as a going concern, our ability to execute our commercialization plan, our ability to continue our debt reduction programs, and such other risks and uncertainties detailed in our annual report on Form 10-K for the year ended December 31, 2010, our quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

DayStar Technologies, Inc.

Christopher T. Lail

Chief Financial Officer

408/582.7100

investor@daystartech.com

DAYSTAR TECHNOLOGIES, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

BALANCE SHEETS

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$4,819	$97,058
Other current assets	135,919	294,743

Total current assets	140,738	391,801

Property and Equipment, at cost	20,738,338	23,876,208
Less accumulated depreciation and amortization	(6,460,945)	(5,658,906)

Net property and equipment	14,277,393	18,217,302

Other Assets:
Other assets	339,295	30,940

Total Assets	$14,757,426	$18,640,043

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$4,866,181	$6,943,711
Notes and capital leases payable, current portion, net of discount of $107,300 and $664,835, respectively	4,397,700	4,590,165

Total current liabilities	9,263,881	11,533,876
Long-Term Liabilities:
Conversion feature	—	3,854,272

Total long-term liabilities	—	3,854,272
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock, $.01 par value; 3,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $.01 par value; 120,000,000 shares authorized; 8,959,044 and 6,484,516 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	89,590	64,845
Additional paid-in capital	156,935,215	153,272,626
Accumulated deficit	(10,145,391)	(10,145,391)
Deficit accumulated during the development stage	(141,385,869)	(139,940,185)

Total stockholders’ equity	5,493,545	3,251,895

Total Liabilities and Stockholders’ Equity	$14,757,426	$18,640,043

DAYSTAR TECHNOLOGIES, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
Product revenue	$—	$—	$—	$—
Research and development contract revenue	—	—	—	—

Total revenue	—	—	—	—
Costs and Expenses:
Research and development	233,206	2,564,357	839,771	5,053,185
Selling, general and administrative	459,357	1,090,805	1,691,544	3,333,070
Restructuring	—	7,765,588	850,000	7,765,588
Depreciation and amortization	398,018	640,491	802,804	1,369,852

Total costs and expenses	1,090,581	12,061,241	4,184,119	17,521,695
Other Income (Expense):
Other income	—	5,000	—	14,375
Interest expense	(111,782)	(105,698)	(345,569)	(227,924)
Amortization of note discount and financing costs	(106,250)	(556,785)	(812,062)	(1,532,016)
Gain on derivative liabilities	245,898	468,886	3,896,066	875,065

Total other income (expense)	27,866	(188,597)	2,738,435	(870,500)

Net Loss	$(1,062,715)	$(12,249,838)	$(1,445,684)	$(18,392,195)

Weighted Average Common Shares Outstanding (Basic And Diluted)	8,904,649	4,130,926	8,368,909	3,970,282

Net Loss Per Share (Basic and Diluted)	$(0.12)	$(2.97)	$(0.17)	$(4.63)